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EXHIBIT 99.3

[SALOMON SMITH BARNEY INC. LETTERHEAD]

CONSENT OF SALOMON SMITH BARNEY INC.

        We hereby consent to the use of our name and to the inclusion of our opinion letter, dated March 10, 2002, as Annex B to, and the reference thereto under the captions "Summary of This Joint Proxy Statement/Prospectus—Opinion of ValueClick's Financial Advisor," "Proposal Number One For ValueClick Stockholders—Approval of the Merger Agreement for the Be Free Stockholders—Adoption of the Merger Agreement—Background of the Merger; ValueClick's Reasons for the Merger; Opinion of Salomon Smith Barney Inc." in the Joint Proxy Statement Prospectus of ValueClick, Inc. ("ValueClick") and Be Free, Inc., which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of ValueClick. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                      /s/ SALOMON SMITH BARNEY INC.

New York, New York
March 22, 2001

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  EXHIBIT 99.3
[SALOMON SMITH BARNEY INC. LETTERHEAD]
CONSENT OF SALOMON SMITH BARNEY INC.